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                                                                   Exhibit 10.34
                             [FIELDWORKS LETTERHEAD]

                       INTERNATIONAL DISTRIBUTOR AGREEMENT


     This International Distributorship Agreement ("Agreement") is made as of the date of execution by FieldWorks, as recorded on Page 7, ("Execution Date") by and between FieldWorks, Incorporated, a corporation organized under the laws of the State of Minnesota, USA, having an office at 7631 Anagram Drive, Eden Prairie, MN 55344 USA (hereinafter "FieldWorks"), and


                  Company Name:

                       Address:

                       Address:

                       Address:

                         Phone:                                FAX:

       Type of company (i.e., corporation, etc.):
                     Organized under the laws of:

(hereinafter "Distributor").

WITNESSETH:

WHEREAS, FieldWorks manufactures and sells the Products as hereinafter defined; and

WHEREAS, Distributor is engaged in business in the Territory as hereinafter defined and wishes to distribute the Products in the Territory, and FieldWorks is willing to authorize Distributor to do so, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, FieldWorks and Distributor hereby agree as follows:

1. Appointment

     1.1 FieldWorks hereby appoints and authorizes Distributor as an authorized distributor for the products listed on Annex A ("Products") attached hereto and made a part hereof, in the Territory described on Annex B ("Territory") attached hereto and made a part hereof and Distributor accepts such appointment, all subject to the terms and conditions of this Agreement.

     1.2 During the term of this Agreement, FieldWorks shall refer inquiries it receives from the Territory regarding Products to Distributor.

2. Undertakings of Distributor

     2.1 During the term of this Agreement, Distributor: (i) shall not manufacture or distribute goods which compete with the Products; (ii) shall obtain the Products for resale only from FieldWorks; and (iii) shall refrain, outside the Territory and in relation to the Products, from seeking customers, from establishing any branch, and from establishing any distribution depot without prior written approval of FieldWorks.


                                  Page 1 of 7
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                       INTERNATIONAL DISTRIBUTOR AGREEMENT

3. Term of Agreement

     3.1 This agreement shall commence as of the Execution Date and shall terminate in one (1) year. This agreement may be renewed for an additional one (1) year term upon written agreement of the parties. If the parties fail to agree in writing upon a renewal of this agreement prior to the expiration of this agreement, this agreement shall automatically terminate.

     3.2 Either party may terminate this agreement, with or without cause, on a thirty (30) days prior written notice. In the event of termination, FieldWorks agrees to grant Distributor the right to sell off all existing inventory of FieldWorks products.

     3.3 Upon cancellation or termination FieldWorks shall permit Distributor to sell Distributor's existing inventory of Products during a period of three
     (3) months following the date of cancellation or termination. Upon such cancellation or termination FieldWorks shall have no further obligation toward Distributor other than delivery of Products pursuant to orders by Distributor accepted by FieldWorks prior to the effective date of the cancellation or termination, and Distributor hereby agrees to assert no claim beyond that.

4. Distributor's Status and Responsibility

     4.1 Distributor is an independent contractor and is not an agent, employee or legal representative of FieldWorks and all persons engaged by Distributor shall be Distributor's employees, legal representatives or agents but not those of FieldWorks. Distributor is not authorized to do business in FieldWorks' name or to otherwise obligate FieldWorks in any way.

     4.2 Distributor shall use its best efforts in the development, promotion, sale and service of FieldWorks' Products in the Territory.

     4.3 Distributor will provide and maintain at its own expense facilities and qualified personnel sufficient to provide a high standard of service to its customers in selling, and providing maintenance service for, Products in the Territory.

     4.4 Distributor will maintain in the Territory an adequate inventory of service parts for Products to promptly perform maintenance service for its customers; and will provide warranty service for the Products in the Territory.

     4.5 Distributor will promote the Products to inform Distributor's customers and potential customers of the application, kind, quality and manufacturer of the Products and will cooperate with FieldWorks in any advertising or promotion programs undertaken by FieldWorks with respect to the Products.


                                  Page 2 of 7
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                       INTERNATIONAL DISTRIBUTOR AGREEMENT

     4.6 Products subject to this Agreement shall either be: (i) purchased by Distributor from FieldWorks for resale by Distributor in the original packages in which they were received from FieldWorks; or (ii) purchased by Distributor from FieldWorks and repackaged by Distributor provided that written authorization is obtained from FieldWorks in advance of repackaging and sale and the parties mutually agree on the packaging to be utilized by Distributor.

     4.7 The parties will consult to develop a written marketing plan for marketing Products in the Territory; and Distributor will use its best efforts to comply with such marketing plan in its sales of Products in Territory.

     4.8 Distributor will make no representations or warranties with respect to the Products except as expressly authorized in writing by FieldWorks.

     4.9 Distributor agrees to furnish sales forecasts, market surveys, reports of competitive conditions, and any other data reasonably requested by FieldWorks which are pertinent to proper development of the market. Distributor shall maintain records of its sales of Products, and permit FieldWorks to have access to those records upon FieldWorks' request.

     4.10 Distributor will avoid activities or practices that may injure the reputation of FieldWorks or the Products.

     4.11 Distributor will comply with all applicable laws and regulations during the course of performance of this Agreement and in related activities.

     4.12 Distributor will defend, indemnify and hold harmless FieldWorks from any and all claims, demands, suits or liability arising out of any acts or omissions of Distributor, its employees, appointees, legal representatives and agents, whether based upon breach of contract, negligence, strict liability or otherwise.

5. Price and Payment Terms

     5.1 FieldWorks shall sell the Products to the Distributor at FieldWorks' then current list price (EXW FieldWorks' United States factory or warehouse) as set forth on the then current price list, less the discount set forth on Annex C attached hereto and made a part hereof, or as otherwise quoted to Distributor.

     5.2 Distributor to pay for products purchased under this agreement at the then current FieldWorks International Price List minus the discount set forth under Annex C. Payment terms are Net 45 from date of shipment by FieldWorks to Distributor upon approved credit by FieldWorks.

     5.3 Unless otherwise mutually agreed, Distributor shall pay for Products in US currency by means of an irrevocable letter of credit, payable against shipping documents, issued or confirmed by a bank satisfactory to FieldWorks.


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                       INTERNATIONAL DISTRIBUTOR AGREEMENT

     5.4 Distributor shall pay any applicable sales tax, export tax, import tax, value added tax, duties and any similar taxes and charges; and shall be responsible for shipment of Products and all expenses thereof after they are delivered to Distributor EXW FieldWorks' United States factory or warehouse.

     5.5 Distributor's sole compensation hereunder shall consist of the difference between Distributor's purchase price paid to FieldWorks and the selling price received from its customers.

6. Technical and Sales Assistance

     6.1 FieldWorks will furnish Distributor with samples of technical and sales information in the English language regarding the Products.

     6.2 FieldWorks shall provide training classes from time to time at its facility in Eden Prairie, Minnesota, USA for Distributor's personnel. Such classes shall be free of charge, but Distributor shall pay all costs of attendance, including travel and lodging.

     6.3 If, pursuant to this Agreement, FieldWorks discloses to Distributor information which is designated as confidential, Distributor shall retain such information in strict confidence and not use it or disclose it except as expressly agreed in writing by FieldWorks or except if and to the extent that it becomes generally known through no fault of Distributor.

7. Orders and Warranty

     7.1 Orders will be binding upon FieldWorks only when accepted and approved in writing by an authorized representative of FieldWorks. All such orders will be for delivery EXW FieldWorks' factory or warehouse in the USA and will be subject to FieldWorks' standard terms and conditions in effect as of date of shipment, to the extent that such terms and conditions do not disagree or conflict with this Agreement, in which case this Agreement shall govern.

     7.2 FieldWorks shall extend to Distributor its published limited warranties for Products as the same may be modified by FieldWorks from time to time, and makes no other warranty, express or implied. Distributor's sole remedy against FieldWorks with respect to Products shall be their repair or replacement in accordance with FieldWorks' applicable limited warranty policy.

8. Patents and Industrial Property Rights

     8.1 FieldWorks reserves the right to suspend performance or to cancel this Agreement if it believes that the manufacture, sale or use of any Products sold hereunder may infringe any United States or foreign patent, or other industrial property right.


                                  Page 4 of 7
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                       INTERNATIONAL DISTRIBUTOR AGREEMENT

9. Trademarks and Trade Names

     9.1 Distributor agrees to submit to FieldWorks for prior approval examples of promotional literature, advertising, and technical narrative in which any FieldWorks trademark, trade name, slogan, or logo is used. Distributor shall not register or use any of FieldWorks' trademarks, trade name, slogans, logos or packaging designs (or any similar trademarks, trade names, slogans, logos or packaging designs) except as specifically authorized in writing in advance. Sale by Distributor of Products in the packages in which they were shipped shall not be considered use for this purpose.

     9.2 In the event that it becomes necessary or desirable for FieldWorks to prove use of any of its trademarks, trade names, slogans, or logos which appear on the Products, Distributor will cooperate with FieldWorks in obtaining such proof, and upon request will provide FieldWorks with such evidence of use as the authorities in the Territory may require. For this purpose, Distributor shall retain such evidence of use for at least three
     (3) years from the date of receipt or origination of such evidence by Distributor. Distributor shall assign to FieldWorks, without compensation, all rights of record or otherwise that Distributor has obtained or may obtain with respect to any FieldWorks trademark, trade name, slogan, logo or packaging design and shall take such other action as FieldWorks may require in order to confirm FieldWorks' ownership thereof.

     9.3 Upon cancellation or termination of this Agreement, Distributor shall immediately stop using any of FieldWorks' trademarks, trade names, slogans, logos or packaging designs and any language stating or suggesting that Distributor is a distributor for the Products.

10. Excuses for Nonperformance

     10.1 No liability shall result from the delay in performance or nonperformance (other than the obligation to pay for Products shipped) caused by force majeure or circumstances beyond the reasonable control of the party affected, including, but not limited to, Acts of God, fire, flood, war, embargo, any United States or foreign government regulation, direction or request, accident, labor trouble, or shortage of, or inability to obtain material, equipment, or transport.

11. Cancellation

     11.1 Either party may cancel this Agreement upon at least thirty (30) days written notice should the other breach any of the provisions of this Agreement and fail to cure such breach within thirty (30) days of receiving written notice thereof.

     11.2 If Distributor fails to meet or establish agreed upon quarterly sales goals or if Distributor fails to promptly follow up on any and all sales leads and report to FieldWorks the outcome of such follow up, FieldWorks may cancel this Agreement by written notice.


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                      INTERNATIONAL DISTRIBUTOR AGREEMENT

     11.3 If Distributor enters or is placed in bankruptcy, receivership or liquidation, is nationalized, becomes insolvent or makes an assignment for the benefit of its creditors, FieldWorks may cancel this Agreement by written notice.

     11.4 FieldWorks may immediately cancel this Agreement upon a change in the ownership, management or geographical location of Distributor which FieldWorks, in its sole discretion, deems adverse to its interests.

     11.5 Neither party, by reason of the cancellation or termination of this Agreement in conformity with the terms thereof or the non-renewal of this Agreement for any or all of the Products, shall be liable to the other party for compensation, reimbursement or damages because of the loss of goodwill, anticipated sales or prospective profits, or because of expenditures, investments or other matters related to the performance hereunder or to the business of the parties.

     11.6 Neither cancellation nor termination shall relieve either party from the duty to discharge in full all obligations accrued or due prior to the date thereof.

12. Assignability

     12.1 Except as otherwise provided herein, neither party may assign this Agreement or any right or obligation under this Agreement and any purported assignment shall be void and ineffective. FieldWorks may assign its rights and delegate its performance hereunder, in whole or in part, to any affiliated company or to any successor in interest or transferee of that portion of FieldWorks' business that is directly involved in the performance of this Agreement.

13. Applicable Law and Arbitration

     13.1 The construction, performance and completion of this Agreement shall be governed by the laws of the State of Minnesota, USA, including the Uniform Commercial Code in effect on the Execution Date of this agreement. The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

     13.2 Any dispute arising out of or relating to this Agreement shall be submitted to arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with those Rules. The decision of the arbitrators shall be binding and conclusive upon each party and may be enforced in any court of competent jurisdiction. The arbitration will be conducted in English and the arbitrators shall apply the substantive law of the jurisdiction in
     Article 13.1 above, except that this arbitration provision shall be governed by the United States Federal Arbitration Act. The site of arbitration shall be in Minneapolis, Minnesota, USA. The costs and expenses of any such arbitration, including reasonable attorneys' fees, shall be borne as determined by the arbitrators.


                                  Page 6 of 7
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                       INTERNATIONAL DISTRIBUTOR AGREEMENT

14. Notice

     14.1 Any notice required or permitted herein may be hand delivered, sent by facsimile transmission, or sent by postage prepaid registered airmail - return receipt requested, properly addressed to the party to be notified at the address set forth above or at the last known address given by such party to the other party and shall be deemed delivered when hand delivered or transmitted by facsimile, or when sent by registered airmail, on the earlier of the date received or ten (10) days after the date mailed.

15. General Conditions

     15.1 This Agreement shall be executed in duplicate but shall not be binding upon FieldWorks until a copy, signed by the Distributor, is executed by FieldWorks.

     15.2 If registration of this Agreement with governmental authorities is required by the laws of the Territory, Distributor shall timely comply with such registration requirements and provide proof of such compliance to FieldWorks.

     15.3 This Agreement supersedes all existing agreements or arrangements by and between FieldWorks and Distributor relating to the subject matter hereof, whether written or oral, and all such prior agreements or arrangements are hereby deemed terminated by mutual consent of the parties.

     15.4 A waiver of a breach of any of the provisions of this Agreement shall not be deemed to be a waiver of any succeeding breach of the same or any other provision of this Agreement.

     15.5 This Agreement is entered into in the English language. If a translation of this Agreement into any other language is required or desired for any reason, the English text shall govern in all matters involving the interpretation of this Agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives below.


                 FIELDWORKS INCORPORATED
      ------------------------------------------------             -------------------------------------------------
                                                                                  (Distributor name)

      ------------------------------------------------             -------------------------------------------------
         (signature of Authorized Representative)                      (signature of Authorized Representative)

      ------------------------------------------------             -------------------------------------------------
          (print Authorized Representative name)                        (print Authorized Representative name)

      ------------------------------------------------             -------------------------------------------------
                          (title)                                                      (title)

      ------------------------------------------------             -------------------------------------------------
                     (Execution Date)                                                   (date)


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                       INTERNATIONAL DISTRIBUTOR AGREEMENT

                                     ANNEX A
                                  THE PRODUCTS
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                       INTERNATIONAL DISTRIBUTOR AGREEMENT


                                     ANNEX B
                                    TERRITORY
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                      INTERNATIONAL DISTRIBUTOR AGREEMENT

                                     ANNEX C
                                     PRICING

                      INTERNATIONAL DISTRIBUTOR AGREEMENT

                                     ANNEX D
                    Modifications, Amendments, and/or Waivers

The modifications, amendments, and/or waivers, as delineated below, shall apply to this Agreement:

     (Reference Section numbers (e.g., "Section 1.2", "Section 2.1 (last sentence)", Section 2.3 (3rd sentence, etc.), and describe changes in terms of "Add:", "Replace:", "Delete:", "Change to read:", "Add at the end of Section:", etc.).